UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 18, 2005
                                                          ------------



                            PUBLIX SUPER MARKETS, INC.
               ----------------------------------------------------
              (Exact name of Registrant as specified in its charter)



         Florida                      0-981                   59-0324412
  ----------------------------     -----------            ------------------
  (State or other jurisdiction     (Commission            (I.R.S. Employer
   of incorporation)               File Number)           Identification No.)


  3300 Publix Corporate Parkway
  Lakeland, Florida                                33811
  ---------------------------------------        ---------
  (Address of principal executive offices)       (Zip Code)


                                  (863) 688-1188
                 ---------------------------------------------------
                 (Registrant's Telephone Number, Including Area Code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


                               Page 1 of 2 pages

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Item 1.01. Entry into a Material Definitive Agreement
-----------------------------------------------------

Indemnification Agreement
-------------------------

       Publix Super Markets, Inc. (the "Company") and Maria A. Sastre, a Director of the Company, entered into an Indemnification Agreement dated May 18, 2005. This Indemnification Agreement was in the same form as the Indemnification Agreement attached as an exhibit to the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2001. The Indemnification Agreement has been entered into between the Company and all of its directors and officers as reported in the quarterly and annual reports of the Company on Form 10-Q and Form 10-K for the periods ended March 31, 2001, June 30, 2001, September 29, 2001, June 29, 2002, December 28, 2002, September 27, 2003, December 27, 2003
and March 27, 2004.

Board Compensation
------------------

       On May 18, 2005, the Board of Directors of the Company, (i) approved increasing the annual Board Retainer paid to each non-employee director from $40,000 to $42,000, payable quarterly, effective as of the third quarter of 2005, (ii) approved creating an annual Corporate Governance Committee Retainer in the amount of $5,000, payable quarterly, effective as of the third quarter of 2005 and (iii) approved maintaining the annual Audit Committee Retainer at $10,000, payable quarterly.




                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                             PUBLIX SUPER MARKETS, INC.



Dated:   May 20, 2005        By: /s/ David P. Phillips
                                 ------------------------------------------
                                 David P. Phillips, Chief Financial Officer
                                 and Treasurer (Principal Financial
                                 and Accounting Officer)



                               Page 2 of 2 pages